UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2009
GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33607
(Commission file number)
76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
(713) 963-9522
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The following summaries are qualified by reference to the amendments and agreements that are filed as exhibits to this Current Report on
Form 8-K.
Amendments to Benefit Plans and Policy.
On October 13, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of GulfMark Offshore, Inc. (the “Company”) approved, and the Board ratified, certain amendments to the following benefit plans, compensation arrangements and policy (collectively, the “Amended Benefit Plans and Policy”):
(i)	GulfMark Offshore, Inc. 1997 Incentive Equity Plan (the “1997 Plan”);

(ii)	GulfMark Offshore, Inc. 2005 Non-Employee Director Share Incentive Plan (the “Director Plan”); and

(iii)	GulfMark Offshore, Inc. Severance Benefits Policy.
The Amended Benefit Plans and Policy were amended to include a uniform change in control definition, which, with minor exceptions, is substantially consistent with the definition of change in control that was previously included in the Director Plan. In addition, the 1997 Plan was amended to specify that no awards may be granted under the 1997 Plan after March 20, 2017 and to provide the Board with the authority, in its discretion, to cancel outstanding stock options and stock appreciation rights (“SARs”) awarded under the 1997 Plan upon the occurrence of a change of control, in exchange for a cash payment equal to the aggregate fair market value of the shares subject to the stock options or SARs minus the aggregate exercise price under the option or SAR. The cash-out feature mirrors the feature that is already included in the Director Plan. Finally, the 1997 Plan and the Director Plan were amended to provide additional clarification relating to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Additionally, upon recommendation of the Compensation Committee and the Board, on October 14, 2009, the Board of Directors of GM Offshore, Inc. (a wholly-owned subsidiary of the Company), amended the GM Offshore, Inc. Executive Non-Qualified Excess Plan to clarify that a change of control is to be determined at the Company level.
Amendment to Existing Employment Agreements and Entry into New Employment Agreement.
Upon recommendation of the Compensation Committee and the Board, on October 14, 2009, the Board of Directors of GulfMark Americas, Inc. (“GMA”) (an indirect, wholly-owned subsidiary of the Company) approved, and on October 16, 2009 GMA entered into, Amended and Restated Employment Agreements (the “Amended and Restated Employment Agreements”) with each of Bruce A. Streeter and John E. Leech.
The prior employment agreements with Messrs. Streeter and Leech were amended to include the same change in control definition that is now included in the Amended Benefit Plans and Policy, to provide that any severance benefits payable to the executives are contingent upon execution of a comprehensive waiver and release and to make other changes that provide additional clarification relating to excise taxes and compliance with Section 409A of the Code. In addition, the Amended and Restated Employment Agreements eliminated the right of the executive to receive change of control severance benefits on a modified “single trigger” basis, and now provide that change of control benefits will only accrue on a “double trigger” basis upon the occurrence of both (A) a change of control (as defined in the Amended and Restated Employment Agreements) and (B) termination of employment by the Company without cause (as defined in the Amended and Restated Employment Agreements) or termination of employment by the executive for good reason (as defined in the Amended and Restated Employment Agreements). In connection with the elimination of the executive’s modified single-trigger severance benefits, the definitions of good reason in the Amended and Restated Employment Agreements were expanded to provide, in general, that good reason exists if, during the one-year period following a change of control, the executive receives notice that the term of the agreement will not be extended or the executive experiences a material change in his duties, responsibilities, title or office.
GMA also entered into an employment agreement with Quintin V. Kneen in connection with his previous appointment as Executive Vice President-Finance and Chief Financial Officer of the Company. The following summarizes the material terms of the employment agreement with Mr. Kneen:
     Term. The agreement provides for an initial term through December 31, 2010, which will automatically renew for additional one-year periods unless Mr. Kneen or GMA provide written notice of their intent not to renew the agreement within 120 days prior to termination.
     Compensation. The agreement provides for an initial annual base salary of $285,000. The agreement also provides that Mr. Kneen shall be eligible to participate in GMA’s bonus and other benefit plans, and be reimbursed for a country club membership.
     Severance Payments. In the event Mr. Kneen’s employment is terminated without “cause” (as defined in the agreement), or Mr. Kneen terminates employment for “good reason”, Mr. Kneen shall be entitled to receive payment of the following amounts and benefits (so long as Mr. Kneen executes and delivers a comprehensive waiver and release agreement to GMA):
(i)	accrued salary and vacation through the date of termination;

(ii)	a prorated bonus through the date of termination based upon the annual bonus paid for the immediately preceding fiscal year;

(iii)	an amount equal to 2.0 times the sum of (x) Mr. Kneen’s annual salary in effect as of the date of termination, and (y) the bonus paid or payable to Mr. Kneen for the immediately preceding fiscal year, reduced by the present value of any severance or bonus continuation payable to Mr. Kneen upon termination of employment under any other severance plan, policy or arrangement with GMA;

(iv)	immediate vesting of all unvested stock options and restricted stock;

(v)	continuation of health and welfare benefits through the term of the agreement;

(vi)	a lump sum payment equal to two times the Company contributions that would have been made to Mr. Kneen’s 401(k) and Executive Deferred Compensation Plan accounts had Mr. Kneen remained employed by GMA for a period of two years after the termination of employment; and

(vii)	reimbursement for outplacement services for a period of six months following termination of employment.
The agreement also provides for certain benefits in the event of Mr. Kneen’s death, disability or retirement. Finally, in the event any severance or other benefits accruing to Mr. Kneen were paid or received in connection with a change of control, Mr. Kneen would be eligible to receive an excise tax gross up payment based upon excise taxes, if any, that would be owed by Mr. Kneen in connection with such change of control.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On October 13, 2009, the Board approved an amendment (the “Amendment”) to the Company’s Bylaws (the “Bylaws”) to (i) create a set of mechanics for stockholder actions by written consent, including when the record date will be set for such stockholder actions, (ii) require 90 to 120 days’ advance notice for stockholder proposals at annual meetings (based on the anniversary of the prior year’s meeting and subject to adjustment if the annual meeting date changes significantly) and to add information requirements for stockholder proposals and/or nominations, including, among other things, information regarding any persons nominated for election as directors; disclosure of a stockholder’s material interests in any business so proposed; disclosure of such stockholder’s identity and ownership of the Company’s securities; and disclosure regarding whether such stockholder is acting as part of a group that intends to solicit proxies, (iii) require each director and nominee for election as a director to deliver to the Secretary of the Company a written questionnaire with respect to the director’s or nominee’s background and qualifications and a representation and agreement requiring disclosure of certain types of voting commitments and compensation arrangements and a representation that the director or nominee, if elected, would be in compliance with all applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Company and (iv) allow the Board to designate the Chairman of the Board as a non-executive officer of the Company.
The Amendment is effective as of October 13, 2009, and a copy is attached hereto as Exhibit 3.1.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits
3.1	Amendment to the Bylaws of GulfMark Offshore, Inc., effective as of October 13, 2009.

10.1	Form of Amended and Restated Employment Agreement of Bruce A. Streeter, effective as of October 14, 2009.

10.2	Form of Amended and Restated Employment Agreement of John E. Leech, effective as of October 14, 2009.

10.3	Form of Employment Agreement of Quintin V. Kneen, effective as of October 14, 2009.

10.4	Amendment to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan, effective as of October 13, 2009.

10.5	Amendment to the GulfMark Offshore, Inc. 2005 Non-Employee Director Share Incentive Plan, effective as of October 13, 2009.

10.6	GulfMark Offshore, Inc. Severance Benefits Policy, effective as of August 1, 2001.

10.7	Amendment to GulfMark Offshore, Inc. Severance Benefits Policy, effective as of October 13, 2009.

10.8	Form of Amendment to the GM Offshore, Inc. Executive Non-Qualified Excess Plan, effective as of October 14, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GulfMark Offshore, Inc. Registrant
By:	/s/ Quintin V. Kneen
Quintin V. Kneen
Executive Vice President & Chief Financial Officer

Date: October 16, 2009

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Amendment to the Bylaws of GulfMark Offshore, Inc., effective as of October 13, 2009.

10.1	Form of Amended and Restated Employment Agreement of Bruce A. Streeter, effective as of October 14, 2009.

10.2	Form of Amended and Restated Employment Agreement of John E. Leech, effective as of October 14, 2009.

10.3	Form of Employment Agreement of Quintin V. Kneen, effective as of October 14, 2009.

10.4	Amendment to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan, effective as of October 13, 2009.

10.5	Amendment to the GulfMark Offshore, Inc. 2005 Non-Employee Director Share Incentive Plan, effective as of October 13, 2009.

10.6	GulfMark Offshore, Inc. Severance Benefits Policy, effective as of August 1, 2001.

10.7	Amendment to GulfMark Offshore, Inc. Severance Benefits Policy, effective as of October 13, 2009.

10.8	Form of Amendment to the GM Offshore, Inc. Executive Non-Qualified Excess Plan, effective as of October 14, 2009.